EXHIBIT 99.2

ACTV, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,618,273	$23,813,611
Short-term investments	20,531,277	23,997,246
Accounts receivable—net	925,265	1,947,866
Other	1,950,331	1,932,721

Total current assets	41,025,146	51,691,444
Property and equipment—net	1,843,932	3,578,176
Other assets:
Restricted cash	484,913	484,913
Investment in warrant	266,803	2,655,681
Investments—other	5,147,776	5,783,697
Patents and patents pending	12,873,092	8,835,376
Software development costs	4,348,351	4,730,223
Goodwill	935,701	935,701
Other	82,768	79,961

Total other assets	24,139,404	23,505,552

Total assets	$67,008,482	$78,775,172

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)/EQUITY
Current liabilities:
Accounts payable and accrued expenses	$15,405,486	$944,179
Deferred revenue	3,777,852	3,879,960

Total current liabilities	19,183,338	4,824,139
Deferred revenue	61,536,920	63,346,826
Minority interest	—	366,940
Stockholders’ (deficit)/equity:
Common stock, $0.10 par value, 200,000,000 shares authorized: issued and outstanding 56,785,047 at June 30, 2003, and 55,877,545 at December 31, 2002	5,678,505	5,587,755
Stockholder loans	(37,499)	(82,999)
Additional paid-in capital	312,266,863	311,392,444
Accumulated deficit	(331,619,645)	(306,659,933)

Total stockholders’ (deficit)/equity	(13,711,776)	10,237,267

Total liabilities and stockholders’ (deficit)/equity	$67,008,482	$78,775,172

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ACTV, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Six Months Ended June 30,
	2003	2002
Revenue	$4,183,204	$6,419,939
Costs and expenses:
Selling, general and administrative expenses	13,003,016	14,603,779
Depreciation and amortization	2,096,844	2,704,952
Estimated loss on Nascar contract	10,410,000	—
Restructuring charge	1,757,345	—
Stock-based compensation income	—	(6,002,831)

Total costs and expenses	27,267,205	11,305,900

Loss from operations	(23,084,001)	(4,885,961)
Interest income	332,148	701,577
Other expense	(3,024,799)	(9,280,207)

Loss before minority interest and income taxes	(25,776,652)	(13,464,591)
Minority interest—subsidiaries	366,940	1,706,400

Loss before income taxes	(25,409,712)	(11,758,191)
Income tax benefit	450,000	—

Net loss	$(24,959,712)	$(11,758,191)

Basic and diluted net loss per share	$(0.45)	$(0.21)

Weighted average number of common shares outstanding	55,882,617	55,910,282

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ACTV, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)/EQUITY

(UNAUDITED)

	Common Stock		Stockholder	Additional Paid In	Accumulated
	Shares	Amount	Loans	Capital	Deficit	Total
Balance at December 31, 2002	55,877,545	$5,587,755	$(82,999)	$311,392,444	$(306,659,933)	$10,237,267
Issuance of shares in connection with exercise of stock options & warrants	11,121	1,112	—	1,557	—	2,669
Rescission of stockholder loans	—	—	45,500	—	—	45,500
Retirement of stock	(25,000)	(2,500)	—	(35,000)	—	(37,500)
Issuance of stock for acquisition	921,381	92,138	—	907,862	—	1,000,000
Net loss	—	—	—	—	(24,959,712)	(24,959,712)

Balance at June 30, 2003	56,785,047	$5,678,505	$(37,499)	$312,266,863	$(331,619,645)	$(13,711,776)

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ACTV, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net loss:	$(24,959,712)	$(11,758,191)
Adjustments to reconcile net loss to net cash used in operations:
Change in fair value of warrant	2,388,878	9,280,207
Depreciation and amortization	2,096,844	2,704,952
Provision for loss on Nascar contract	10,410,000	—
Stock-based compensation income	—	(6,002,831)
Amortization of deferred revenue	(1,809,906)	(1,809,906)
Income tax benefit	(450,000)	—
Write-down of investment	635,921	—
Write-down of note receivable	8,000	—
Non-cash portion of restructuring charge	614,315	—
Minority interest	(366,940)	(1,706,400)
Common stock in lieu of cash payment	—	89,156
Changes in assets and liabilities:
Accounts receivable	1,022,601	111,656
Other assets	429,582	(106,676)
Accounts payable and accrued expenses	1,003,380	(2,175,037)
Deferred revenue	(102,108)	(415,006)

Net cash used in operating activities	(9,079,145)	(11,788,076)

Cash flows from investing activities:
Proceeds from/(investment in) short-term investments	3,465,968	(8,680,324)
Other investments	—	(28,638)
Investment in patents	(410,213)	(399,687)
Purchases of property and equipment	(174,617)	(831,599)
Investment in software development	—	(708,750)

Net cash provided by/(used in) investing activities	2,881,138	(10,648,998)

Cash flows from financing activities:
Net proceeds from equity financings	2,669	6,089
Repayment of stockholder loans	—	18,751

Net cash provided by financing activities	2,669	24,840

Net decrease in cash and cash equivalents	(6,195,338)	(22,412,234)
Cash and cash equivalents, beginning of period	23,813,611	69,035,707

Cash and cash equivalents, end of period	$17,618,273	$46,623,473

Supplemental Disclosure to the Consolidated Statements of Cash Flows

	For the Six Months Ended June 30,
	2003	2002
Stock issued for acquisition	$1,000,000	—
Retirement of common stock	$37,500	$115,786

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2003 AND 2002

(Unaudited)

1.    BASIS OF PRESENTATION

All first person references in these Notes to the consolidated financial statements of ACTV, Inc. and subsidiaries for six months ended June 30, 2003 and 2002 (unaudited) are made with reference to ACTV, Inc. and its subsidiaries on a consolidated basis.

The results of operations for the six months ended June 30, 2003 and 2002 are not necessarily indicative of a full year’s operations. In the opinion of management, the accompanying consolidated financial statements include all adjustments of a normal, recurring nature, which are necessary to present fairly such financial statements.

All significant intercompany balances and transactions have been eliminated in consolidation. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

These unaudited consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in our annual report on Form 10-K for the year ended December 31, 2002.

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

2.    RECENT ACCOUNTING PRONOUNCEMENTS

In August 2001, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Obligations Associated with the Retirement of Long-Lived Assets”, which is effective for financial statements issued for fiscal years beginning after June 15, 2002. The objective of SFAS No. 143 is to provide accounting guidance for legal obligations associated with retirement of long-lived assets. The retirement obligations included within the scope of this pronouncement are those that an entity cannot avoid as a result of the acquisition, construction or normal operation of a long-lived asset. Components of larger systems also fall under this pronouncement, as well as tangible long-lived assets with indeterminable lives. The adoption of SFAS No. 143 on January 1, 2003 did not impact our financial condition, cash flows or results of operations.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)”. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred rather than the date an entity commits to an exit plan. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier adoption encouraged. We adopted SFAS No. 146 in connection with our restructuring that was effected in the first and second quarters of 2003.

In November 2002, the Emerging Issues Task Force (“EITF”) of the FASB reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF Issue 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue generating activities. The EITF will be effective for fiscal years beginning after June 15, 2003. We are currently evaluating the effects this EITF may have on our consolidated financial position and operating results.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This Statement permits two additional transition methods for entities that adopt the preferable method of accounting for stock-based employee compensation. Both of those methods avoid the ramp-up effect arising from prospective application of the fair value-based method. In addition, to address concerns raised by some constituents about the lack of comparability caused by multiple transition methods, this Statement does not permit the use of the original Statement 123 prospective method of transition for changes to the fair value-based method made in fiscal years beginning after December 15, 2003. SFAS No. 148 became effective for the financial statements for fiscal years ending after December 15, 2002 for companies that volunteer in changing to the fair value method of accounting for stock options and like awards. The interim disclosure requirements of SFAS No. 148 for financial reports containing condensed financial statements became effective for periods beginning after December 15, 2002. We adopted only the disclosure provisions of this Statement for the year ended December 31, 2002 and for the first two quarters of 2003. As such, the adoption of this Statement did not have an impact on our consolidated financial position or results of operations.

We elected to account for the cost of our employee stock options and other forms of employee stock-based compensation plans using the intrinsic value method prescribed in APB Opinion 25, as allowed by SFAS No. 123, “Accounting for Stock-based Compensation.” APB Opinion 25 requires compensation cost for stock-based compensation plans to be recognized based on the difference, if any, between the fair market value of the stock on the date of grant and the option exercise price. SFAS No. 123 established a fair value-based method of accounting for compensation cost related to stock options and other forms of stock-based compensation plans. SFAS No. 123 allows an entity to continue to measure compensation cost using the principles of APB Opinion 25, if certain pro forma disclosures are made.

The following table illustrates the effect on net income and earnings per share if we had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation:

	For the Six Months Ended June 30,
	2003	2002
Net loss as reported	$(24,959,712)	$(11,758,191)
Deduct: Total stock-based compensation expense determined under fair value-based method for all awards	—	(1,100,136)

Pro forma	$(24,959,712)	$(12,858,327)

Basic and diluted net loss per share
As reported	$(0.45)	$(0.21)

Pro forma	$(0.45)	$(0.23)

Options to purchase 0 and 870,545 common shares during the six-month periods ended June 30, 2003 and 2002, respectively, were excluded from the calculation of diluted earnings per share as the effect would be anti-dilutive.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities”, (“FIN 46”). FIN 46 requires that companies that control another entity through interests other than voting interests should consolidate the controlled entity. FIN 46 applies to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. The related disclosure requirements are effective immediately. We do not anticipate that this interpretation will have a significant impact on our consolidated financial position and results of operations.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities” and is effective for contracts entered into or modified after June 30, 2003. We are currently evaluating the impact that this Statement may have on our financial position and results of operations.

On May 15, 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity.

This Statement will become effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. For financial instruments created before the issuance date of this Statement and still existing at the beginning of the interim period of adoption, transition shall be achieved by reporting the cumulative effect of a change in an accounting principle by initially measuring the financial instruments at fair value or other measurement attribute required by this Statement. The adoption of this Statement is not expected to have a material impact on our consolidated results of operations of financial position.

3.    INTANGIBLE ASSETS AND GOODWILL

Goodwill totaled $0.9 million at June 30, 2003 and December 31, 2002. Our other intangible assets consist of patents, which as of June 30, 2003 and December 31, 2002 were as follows:

	June 30, 2003	December 31, 2002
Patents, cost	$15,537,366	$11,127,153
Accumulated amortization	(2,664,274)	(2,291,777)

Net intangible asset	$12,873,092	$8,835,376

Amortization expense related to patents totaled $372,496 and $329,057 during the six months ended June 30, 2003 and 2002, respectively. The estimated aggregate future amortization expense for intangible assets remaining as of June 30, 2003 is as follows:

Remainder of 2003	$541,055
2004	1,082,110
2005	1,082,110
2006	1,082,110
2007	1,082,110
Thereafter	8,003,597

Total	$12,873,092

4.    FINANCIAL INSTRUMENTS

Effective January 1, 2001, we adopted Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended by SFAS No. 137 and 138. SFAS No. 133 requires that all derivative financial instruments be recorded on the balance sheet at fair value. The provisions of SFAS No. 133 affected accounting for our investment in a 2.5 million share restricted warrant issued by Ascent Media Group (formerly Liberty Livewire Corporation). Prior to the adoption of SFAS No. 133, we carried our investment in the warrant at cost. With the adoption of SFAS No. 133, we now record the warrant investment at fair value. The adoption of SFAS No. 133 resulted in our recording a cumulative effect transition adjustment loss of $58.7 million at January 1, 2001. In the first quarter of 2001, we began to record subsequent changes in the fair value of the warrant in our statements of operations, resulting in a charge of $2.4 million and $9.3 million for the six months ended June 30, 2003 and 2002, respectively.

On July 1, 2003 Liberty Media Corporation acquired all of the issued and outstanding common stock of Ascent Media Group it did not already own. Our investment in the warrant issued by Ascent Media Group was converted into a 286,750 share restricted warrant of Liberty Media Corporation. As such, we valued the warrant at June 30 based on the underlying market values of Liberty Media Corporation’s common stock as reported by the New York Stock Exchange. There may be periods with significant non-cash increases or decreases to our operating results related to the changes in the fair value of our investment in the Liberty Media Corporation warrant. Our carrying value of the warrant approximates fair value.

5.    MINORITY INTEREST

We record minority interest related to Digital ADCO, in which our ownership interest was 45.9% at June 30, 2003. Digital ADCO was formed in November 1999 by co-founders ACTV, Inc. and Motorola Broadband. Digital ADCO develops and markets applications for the delivery of addressable advertising. Upon the formation of Digital ADCO, we licensed five of our patents to Digital ADCO, and Motorola Broadband licensed six of its patents and made a capital commitment to Digital ADCO. In August 2000, Digital ADCO received a direct minority investment by OpenTV Corp. OpenTV also contributed patents on a non-exclusive basis to Digital ADCO. Concurrently, Digital ADCO and OpenTV together created a new subsidiary, SpotOn International Ltd, to license and exploit Digital ADCO’s technology outside the U.S., Canada and Mexico.

Digital ADCO’s issued and outstanding shares of capital stock presently consist of Class A common stock, having one vote per share and Class B common stock, having 25 votes per share. OpenTV Corp. currently owns the issued and outstanding Class A common shares. ACTV, Inc. and Motorola Broadband own the issued and outstanding Class B common shares. ACTV, Inc. currently exercises voting control of Digital ADCO. Consequently, in accordance with accounting rules we consolidate the results of Digital ADCO, even though our ownership position is less than 50%.

For the six months ended June 30, 2003 and 2002, we allocated losses in the amount of $366,940 and $1,479,731, respectively, from Digital ADCO to its minority shareholders. For the six months ended June 30, 2002 we allocated losses in the amount of $226,669 from our subsidiary Advision LLC to its minority shareholders. No losses were allocated in 2003 from our subsidiary Advision LLC to its minority shareholders, as the minority interest is limited to the actual investment made.

6.    SEGMENT INFORMATION

We have two principal business segments, the Digital Television segment and the Enhanced Media segment.

Information concerning our business segments for the six months ending June 30, 2003 and 2002 are as follows:

	For the Six Months Ended June 30,
	2003	2002
Revenues
Digital Television	$1,100,752	$1,705,494
Enhanced Media	3,082,452	4,714,445

Total	$4,183,204	$6,419,939

Depreciation & Amortization
Digital Television	$1,201,989	$1,557,628
Enhanced Media	448,909	627,637
Unallocated Corporate	445,946	519,687

Total	$2,096,844	$2,704,952

Interest Income
Digital Television	$6,623	$23,883
Enhanced Media	—	21,395
Unallocated Corporate	325,525	656,299

Total	$332,148	$701,577

Net (Loss)/Income
Digital Television	$(16,717,706)	$(4,851,444)
Enhanced Media	(2,309,472)	(8,251,366)
Unallocated Corporate	(5,932,534)	1,344,619

Total	$(24,959,712)	$(11,758,191)

Capital Expenditures
Digital Television	$169,627	$734,487
Enhanced Media	4,990	1,847
Unallocated Corporate	—	95,265

Total	$174,617	$831,599

Balance Sheet Accounts as of	June 30, 2003	December 31, 2002
Total Assets
Digital Television	$4,684,774	$7,859,158
Enhanced Media	7,326,399	6,642,736
Unallocated Corporate	54,997,309	64,273,278

Total	$67,008,482	$78,775,172

7.    INVESTMENT IN WARRANT

ACTV and Liberty Livewire LLC, a unit of Ascent Media Group, in April 2000 entered into a joint marketing arrangement to market “HyperTV with Livewire.” Ascent Media Group received various rights to use certain patented ACTV technologies in providing turnkey convergence services, including application hosting, web authoring services, data management, e-commerce and other value-added services for advertisers, television programmers, studios and networks.

In connection with granting these licensed rights to Ascent Media Group, we received a warrant to acquire 2.5 million shares of Ascent Media Group common stock at an exercise price of $30 per share. The warrant, which expires in June 2015 and includes registration rights, is exercisable ratably over five years, beginning April 13, 2001. With certain exceptions, the warrant is not transferable. The warrant is non-forfeitable and fully vested (as the term “vesting” is used by the Financial Accounting Standards Board in its EITF 00-8, “Accounting by a Grantee for an Equity Instrument to Be Received in Conjunction with Providing Goods or Services”). We recorded an investment and deferred revenue in the amount of approximately $76.0 million, the estimated value of the warrant (using the Black-Scholes pricing model) at the time the agreement was executed. On January 1, 2001, we began to record changes in fair value of the warrant in our statement of operations, as the result of our adoption of SFAS No. 133. We expect the value of the warrant to fluctuate, based on the underlying stock price of Ascent Media Group. We do not currently expect to exercise or register shares in the current year. The deferred revenue resulting from the Ascent Media Group transaction is being amortized into revenue over a period of 21 years, the contractual term of the joint marketing arrangement.

The estimated fair value of our investment in the Ascent Media Group warrant at December 31, 2002 was $2.7 million. We determined the fair value of the warrant by reference to underlying market values of Ascent Media Group’s common stock as reported by NASDAQ, and on estimates using the Black-Scholes pricing model. On July 1, 2003, Liberty Media Corporation acquired all of the issued and outstanding common stock of Ascent Media Group it did not already own. Our investment in the warrant issued by Ascent Media Group was converted into a 286,750 share restricted warrant of Liberty Media Corporation. As such, we valued the warrant at June 30 based on the underlying market values of Liberty Media Corporation’s common stock as reported by the New York Stock Exchange. The estimated fair value of our investment in the Liberty Media Corporation warrant at June 30, 2003 was $0.3 million. Currently, we account for the warrant under SFAS No. 133 (See Note 4).

8.    CORPORATE RESTRUCTURING

During the first half of 2003, we executed certain restructuring initiatives, which resulted in approximately $1.8 million in restructuring charges related to employee severance expenses and the closure of one of our facilities; we reduced headcount by 43 people. During the six months ended June 30, 2003, we paid out approximately $1.2 million of the restructuring charges, leaving $0.6 million in accrued restructuring charges related to the surrender of real estate leases and employee severance expenses, the majority of which will be paid out during the third and fourth quarters of 2003.

9.    SUPPLEMENTAL DISCLOSURE OF CASH AND NON-CASH ACTIVITIES

We recorded a non-cash reduction in stock-based compensation expense in the amount of approximately $6.0 million for the six months ended June 30, 2002. In the first quarter of 2002, we rescinded the applicable option exercise provisions that resulted in the variable option accounting treatment in our financial statements for such options.

During both the six months ended June 30, 2003 and June 30, 2002, we recorded revenue of $1,809,906 from amortization of the deferred revenue recognized in connection with the Ascent Media transaction. (See Note 7). In January 2002, we canceled outstanding options totaling 2,093,334 shares at exercise prices of $6.50 to $13.50 and, in their place, granted new options totaling 1,046,667 shares at an exercise price of $2.00 per share, which was above the market value of such shares at the time of grant. The grantees are all present or former employees of ours. The newly granted options are subject to variable option accounting treatment. That is, if the closing market price of our common stock is greater than $2.00 per share at any reporting date, we must recognize a non-cash compensation expense equal to the difference between such market price and $2.00 times the number of outstanding option shares subject to variable accounting treatment. To the extent that we are carrying an accrued expense of this type at any given reporting date and there is a decline in the market price of our stock at the end of the subsequent reporting period, we will recognize a reduction in expense for the subsequent period. Neither our June 30, 2003 nor June 30, 2002 consolidated financial statements reflect expense related to the 1,046,667 variable options, since the closing market price of our common stock at June 30, 2003 and June 30, 2002 was less than the option exercise price of $2.00 per share.

During 2000 and 2001, we entered into various strategic equity investments in privately held companies that operate in our industry. We do not exercise effective control or significant influence over operations for any of these strategic equity investments. During the six months ended June 30, 2003 and 2002, we recorded a further write-down of these investments of $0.6 million and $0, respectively. We based our impairment assessment on the financial results of such investments. The balance of our total strategic cost investments was $5.1 million at June 30, 2003.

On June 30, 2003, we entered into a securities purchase agreement with the minority investor of our Media Online Services subsidiary (“MOSI”) to purchase the investor’s 49.9% ownership of MOSI for $4 million. Pursuant to the agreement, we issued $1 million in ACTV common stock on June 30 and paid $2 million in cash subsequent to June 30. The remaining $1 million is to be issued in OpenTV Corp.’s Class A ordinary shares pending the granting of a specific patent by the European Patent Office. This transaction had no effect on our cash flows for the six months ended June 30, 2003.

10.    AGREEMENT WITH IN DEMAND

In April 2002, ACTV Entertainment, Inc., a wholly-owned subsidiary of ours, signed a multi-year agreement with iN DEMAND, pursuant to which iN DEMAND has been using our digital video technology to offer digital cable customers Nascar In Car on iN DEMAND. Nascar In Car is a multi-channel television package that uses a mix of digital compression technology, real-time telemetry data and superior graphics to give subscribers an enhanced, interactive viewing experience. iN DEMAND is distributing the package on a pay-per-view basis through certain digital cable systems in the United States. ACTV Entertainment’s agreement with iN DEMAND, which covers a total of approximately 56 remaining Nascar races through 2004, obligates ACTV Entertainment to incur certain production costs. In turn, ACTV Entertainment receives a percentage of gross receipts from the sale of pay-per-view subscriptions. Since our revenues to date from Nascar In-Car subscription sales have been negligible, we have established a provision of $10.4 million for the expected future losses from this contract in the six months ended June 30, 2003.

11.    SUBSEQUENT EVENT

On July 1, 2003, we were acquired by and became a wholly owned subsidiary of OpenTV Corp. pursuant to an agreement and plan of merger dated September 26, 2002. OpenTV Corp. is a controlled subsidiary of Liberty Media Corporation, our largest shareholder at that time. Under the terms of the merger agreement, ACTV shareholders are entitled to receive 0.73333 of an OpenTV Class A ordinary share for each of their ACTV shares. In connection with this transaction, ACTV voluntarily delisted its securities from trading on the NASDAQ National Market on July 1, 2003.